EXHIBIT 10.33

Community Loan Contract

[seal: illegible]

[seal cutoff: Rural Cooperative]

Hebei Rural Credit Cooperative

Community Loan Contract

Serial No.: WALSNXJZ 2013 No. 06802013663614

Borrower (hereinafter referred to as Party A): Northern Altair Nanotechnologies Co., Ltd

Lender (including a leading cooperative and common member cooperatives, hereinafter referred to as Party B):

Leading cooperative: Wuan Rural Credit Cooperative Co. Ltd.

Common member cooperative: Ci County Rural Credit Cooperative

Common member cooperative: __________________________

Party A applies for loan with Party B and Party B agrees to provide loan to Party A. As is prescribed under applicable laws, regulations and rules, Party A and Party B enter into this contract upon consensus through consultation for mutual compliance.

Article 1: Amount of loan

Party A borrows RMB (in letters) One Hundred and Five Million from Party B.

Article 2: Purpose of the loan

Party A shall use the loan for the purchase of machinery and equipment and the construction of workshops, office buildings and facilities attached and other infrastructure. Without the written consent of Party B, Party A shall not change the purpose of the loan.

Article 3: Term of loan

The agreed-to term of loan under this contract is 12 months, running from October 31, 2013 till October 30, 2014.

In the event that the starting date and expiration date of the loan under this contract is inconsistent with those under the loan under the loan transfer voucher (the loan receipt, sic passim), the actual loan disbursement date set forth in the loan transfer voucher for the first loan disbursement shall govern and the loan expiration date under Paragraph 1 of this article shall be adjusted accordingly.

The loan transfer voucher shall be an integral part of this contract with the same legal effect as this contract.

Article 4: Loan interest rate, default interest rate and interest calculation and interest settlement

1.	Loan interest rate

The loan interest rate under this contract refers to annual interest rate, which is the following Item (1):

(1)

Fixed interest rate, that is, 100% upward on 6% = 12%. During the term of the loan, this loan interest shall remain unchanged. In the event of any adjustment in the benchmark interest rate of the People’s Bank as a result of which the benchmark interest rate under this contract needs to be adjusted at the same time as is prescribed under relevant documents, the adjustment shall be made as is prescribed under the documents.

(2)	Fixed interest rate, that is, ----% (choose upward or downward) of the benchmark interest rate ---- from the value date. The interest rate shall remain unchanged during the term of the loan.
(3)

Floating interest rate, that is, ----% (choose upward or downward) of the benchmark interest rate ---- from the value date. What’s more, this interest rate shall be adjusted from the value date till the day when the capital and interest under this contract are settled once every ---- according to the benchmark interest rate on the day of interest rate adjustment and the foregoing upward/downward ratio. The day of interest rate adjustment shall be the corresponding day of the value date in the month of adjustment. In case there is no corresponding day for the value date, the last day of the month shall be the day of interest rate adjustment.

2.	Default interest rate
(1)

In case that Party A fails to use the loan for the purpose under this contract, the default interest rate shall be 100% over the loan interest rate. When the loan interest rate is adjusted as is prescribed under Sub-paragraph (3), Paragraph 1 of this article, the default interest rate shall be adjusted according to the loan interest rate after adjustment and the foregoing upward ratio.

(2)

The overdue default interest rate of the loan under this contract shall be 50% over the loan interest rate. In the event that the loan interest rate is adjusted as is prescribed under Sub-paragraph (3), Paragraph 1 of this article, the default interest rate shall be adjusted according to the loan interest rate after adjustment and the foregoing upward ratio.

(3)	In case that overdue repayment and misuse happen to the loan at the same time, whichever is more serious shall be chosen for the charge of default interest and compound interest.
3.	The value date under this article shall refer to the day when the loan provided under this contract is transferred to the account designated by Party A.

When the loan under this contract is issued for the first time, the benchmark interest rate shall refer to the loan interest rate of the same period and the same level announced and implemented by the People’s Bank of China on the value date. After that, when the loan interest rate is adjusted as is agreed above, the benchmark interest rate shall refer to the loan interest rate of the same period and the same level announced and implemented by the People’s Bank of China on the day of adjustment. In case that the People’s Bank of China does not announce the loan interest rate of the same period and the same level any more, the bench mark shall refer to the loan interest rate of the same period and the same level publicly recognized by other banks or commonly adopted on the day of adjustment, unless otherwise agreed between both parties.

4.

The loan interest rate shall be calculated from the day when the loan is transferred to the account designated by Party A. The loan under this contract shall be calculated by day. The daily interest rate = annual interest rate/360. In case that Party A fails to pay the interest by the settlement deadline agreed under this contract, and the compound interest shall be calculated from the next day on.

5.	Interest settlement
(1)

If fixed interest rate is adopted for the loan, the interest shall be calculated according to the agreed-to interest rate when the interest is settled. If floating interest rate is adopted for the loan, the interest shall be calculated according to the interest rate determined of each floating period. In case that the interest rate floats for many times during a single interest settlement period, the interest for each floating period shall be calculated first, and the interest shall be the sum of interests for all floating periods on the day of interest settlement.

(2)	The method 2 shall be adopted for the interest settlement for the loan under this contract:
1.	If the interest is settled each month, the day of interest settlement shall be the 20th day of each month;
2.	If the interest is settled each quarter, the day of interest settlement shall be the 20th day of the last month of each quarter;
3.	Other methods: ----------------.

Article 5: The disbursement and drawdown of the loan

1.	Prerequisites for the disbursement of the loan

Party B shall be obliged to provide the loan only when the following prerequisites are met on an on-going basis, unless Party B waives them in whole or in part.

(1)	Where Party A has already gone through all legal procedures including the approval, registration, delivery, insurance and etc. related to the loan under this contract.
(2)	Where there is guarantee set under this contact, and the guarantee meets the requirement of Party B and remains valid continuously.
(3)	Where Party A has already opened an account for loan drawdown and repayment as is required by Party B.

(4)	Where Party A has no breach of contract agreed to under this contract or no situation that may endanger the safety of Party B’s creditor’s right agreed to under this contract.
(5)	Where laws, regulations, rules or competent authorities neither prohibit nor limit the loan provided by Party B under this contract.
(6)	Other conditions:

.

2.	Drawdown plan

The drawdown plan shall be determined according to the following method (2).

1)	Drawdown plans are as follows:
1.	----/ ----/ ---- (month/ date/ year) Amount: -------------------:
2.	----/ ----/ ---- (month/ date/ year) Amount: -------------------:
3.	----/ ----/ ---- (month/ date/ year) Amount: -------------------:
4.	----/ ----/ ---- (month/ date/ year) Amount: -------------------:
2)	After Party B provides the loan, Party A shall use it in whole in a lump sum.
3.	Party A shall use the loan as is agreed under Paragraph 2. Party A shall not advance, delay or cancel the drawdown.
4.	In the event that Party A uses the loan in installment, the expiration date of the loan shall still be determined as is prescribed under Article 3 of this contract.

Article 6: Repayment

1.	Repayment principle

Party A shall repay the loan under this contract according to the following principle:

Party B shall have the right to use the repayment from Party A to first settle various expenses which shall be borne by Party A, yet have been advanced by Party B and expenses for the realization of Party B’s creditor’s right. The balance shall be repaid on the basis of the principle that the interest shall be paid first before the capital and the interest shall be settled along with the capital.

2.	Interest payment

Party A shall pay the due interest to Party B on the interest settlement day. The first interest payment day shall be the first interest settlement day after the loan is provided. The interest shall be settled along with the capital in the last repayment.

3.	Capital repayment plan

The capital repayment plan shall be determined according to the following method (2):

(1)	The capital repayment plans are as follows:
1.	----/ ----/ ---- (month/ date/ year) Amount: -------------------:
2.	----/ ----/ ---- (month/ date/ year) Amount: -------------------:
3.	----/ ----/ ---- (month/ date/ year) Amount: -------------------:
4.	----/ ----/ ---- (month/ date/ year) Amount: -------------------:
5.	----/ ----/ ---- (month/ date/ year) Amount: -------------------:

(2)	The interest shall be settled by quarter. The capital shall be repaid when the term expires.
4.	Repayment method

Party A shall prepare sufficient amount for the repayment of the period in the account opened by Party B and make the remittance for repayment on its own by the repayment deadline agreed to under this contract or transfer a certain amount from another account for loan repayment.

5.	Pre-payment

In the event that Party A prepays the capital, it shall apply to Party B 10 working days in advance and then prepay the capital in part or in whole upon the consent of Party B.

When Party A makes the prepayment in installment, if part of the capital is to be prepaid, the repayment shall be made in an order contrary to that under the repayment plan. After the repayment in advance, the part of loan that has not been repaid shall still be executed according to the loan interest rate agreed to under this contract.

Article 7: Rights and obligations of Party A

1.	Party A’s rights
(1)	Party A shall have the right to require Party B to provide the loan as is prescribed under this contract.
(2)	Party A shall have the right to use the loan for the purpose agreed to under this contract.
(3)	Party A shall have the right to apply to Party B for the extension of the term of the loan as long as the conditions required by Party B are met.
(4)

Party A shall have the right to require Party B to keep confidential the financial materials and trade secrets about production and operations provided by Party A, unless otherwise prescribed under laws, regulation, rules and competent authorities or agreed between both parties.

(5)

Party A shall have the right to refuse Party B’s and its staffers’ request for bribery. Party A shall have the right to report the foregoing act or Party B’s violation against national laws and regulations on credit interest rate, charge for service and etc., if any, to competent authorities.

2.	Party A’s obligations
(1)	Party A shall withdraw the loan, settle the capital and interest of the loan in whole and bear various expenses under this contract as is prescribed under this contract.
(2)

Party A shall provide accounting materials and production and operation materials as is required by Party B, including but not limited to the balance sheet at the end of the last quarter and the sheet of losses and gains by the end of the last quarter (sheet of incomes and expenses for state-owned undertakings) provided to Party B within the first 15 working days of the first month of each quarter as well as the annual cash flow sheet provided in time at the end of the year. Party A shall also be responsible for the authenticity, integrity and effectiveness of the materials provided without providing any false materials or holding back any important operating and financial facts.

(3)

In case of any change in any industrial and commercial registration matter including the name, legal representative (responsible person), domicile, scope of operation, registered capital, articles of association of the company (enterprise) or etc., Party A shall notify Party B in writing within 10 working days after the change with relevant materials for the change attached.

(4)

Party A shall use the loan according to the purpose agreed to under this contract. Party A shall not seize or appropriate the loan or using the rural credit cooperative for illegal or incompliant transactions and shall cooperate in and accept examination and supervision carried out by Party B on Party A’s production, operation, financial activities and the use of the loan under this contract. Party A shall not withdraw fund away, transfer its assets or make use of related transactions to avoid any debt owed to Party B. Party A shall not use any false contract with a related party for bank discount or pledge with receivable notes, receivable account and other creditor’s rights without any actual trade background to gain bank fund or credit.

(5)	In the event that Party A uses the loan under this contract for production or engineering construction, Party A shall follow national regulations on environmental protection.
(6)

Before settling the capital and interest of the loan owed to Party B, Party A shall not provide any guarantee to any third party with any asset created by the loan under this contract without the consent of Party B.

(7)

If Party A is a group client, Party A shall report information about related transactions for over 10% of the net assets of Party A to Party B in time, including 1) relations between transaction parties; 2) transaction items and transaction nature; 3) transaction amount or corresponding proportions; and 4) pricing policies (including transactions without any amount or only with nominal amount).

(8)

The loan provided under this contract is for the purpose of fixed asset loan or project loan. Party A shall guarantee that the proposed project can be approved by competent governmental authorities without violating any laws or regulations. The capital or other required funds shall be available in whole by a prescribed deadline at a prescribed proportion so as to guarantee the project can be completed as is scheduled.

Article 8: Rights and obligations of Party B

1.

Party B shall have the right to require Party A to repay the capital, interest and fees for the loan as is scheduled, to execute other agreed-to rights under this contract, and perform other obligations of Party A under this contract.

2.	Party B shall provide the loan as is agreed under this contract, unless otherwise delayed for Party A’s reason or any reason other than Party B’s fault.
3.

Party B shall keep confidential the financial materials and trade secrets about production and operation provided by Party A, unless otherwise prescribed under laws, regulation, rules and competent authorities or agreed between both parties.

4.	Party B shall not offer bribery to Party A and its staffers or ask for or accept bribery from Party A and its staffers.
5.	Party B shall not engage in bad faith acts that impair the legal interest of Party A.

Article 9: Liabilities for breach of contract and remedies for situations that endanger the creditor’s right of Party B.

1.	Party B’s breach of contract and liabilities for breach of contract
(1)

In case that Party B fails to provide the loan as is agreed under this contract without any justifiable reason, Party A shall have the right to require Party B to still provide the loan as is prescribed under this contract.

(2)

In case that Party B violates any ban under laws and regulations of the state to charge any interest or fee from Party A that shall not be charged, Party A shall have the right to require Party B to return it.

2.	Party A’s breach of contract
(1)	Where Party A violates any agreement or legal obligation under this contract.
(2)	Where Party A states without ambiguity or by its act that it will not perform any obligation under this contract.
3.	Situations that may endanger Party B’s creditor’s right
(1)

In case of any of the following situations happening to Party A which may endanger the safety of the creditor’s right under this contract as is believed by Party B: contracting, trust (receivership), lease, joint-stock reform, decrease in registered capital, investment, joint operation, incorporation, merger, acquisition and reorganization, separation, joint venture, application (being applied) for business suspension for rectification, application for disincorporation, being canceled, application (being applied) for bankruptcy, change in controlling shareholders/ actual controllers or transfer of material assets, production suspension, business suspension, being subject to a large amount of penalty imposed by a competent authority, cancelation of registration by competent authorities, cancelation of business license by competent authorities, involvement in material legal disputes, severe difficulties in production and operation or deterioration in financial status, and the legal person’s or the major responsible person’s failure to perform its responsibilities.

(2)

In case of any of the following situations happening to Party A which may endanger the safety of the creditor’s right under this contract as is believed by Party B: Party A fails to fulfill other due debts (including those owed to agencies of various levels of Hebei Rural Credit Cooperative), transfers its properties at low prices or for free, deducts debt of a third party, fails to execute its creditor’s right or other rights actively, or provides guarantee to a third party.

(3)

Party A’s shareholders misuse the legal person’s independent status of the company or the limited liabilities of shareholders to avoid debts and Party B believes this situation may endanger the safety of the creditor’s right under this contract.

(4)	Any prerequisite for the loan disbursement as is agreed under this contract fails to be met continuously.
(5)	In case of any of the following situations happening to the guarantor which may endanger the safety of the creditor’s right under this contract as is believed by Party B:

1.	The guarantor violates any agreement under this contract or any fact stated and guaranteed is false, wrong or missed.
2.

The guarantor’s contracting, trust (receivership), lease, joint-stock reform, decrease in registered capital, investment, joint operation, incorporation, merger, acquisition and reorganization, separation, joint venture, application (being applied) for business suspension for rectification, application for disincorporation, being canceled, application (being applied) for bankruptcy, change in controlling shareholders/ actual controllers or transfer of material assets, production suspension, business suspension, being subject to a large amount of penalty imposed by a competent authority, cancelation of registration by competent authorities, cancelation of business license by competent authorities, involvement in material legal disputes, severe difficulties in production and operation or deterioration in financial status, and the legal person’s or the major responsible person’s failure to perform its responsibilities, which may affect the guarantor’s capability of guarantee.

3.	Other situations that cause or may cause the loss of the capacity of guarantee.
(6)	In case of any of the following situations happening to mortgage or pledge which may endanger the safety of the creditor’s right under this contract as is believed by Party B:
1.	Properties mortgaged or pledged are damaged, lost or depreciated due to the expropriation, confiscation or requisition of the state, change in market situations or any other reasons.
2.	Properties mortgaged or pledged are seized, detained, frozen, deducted, retained, auctioned, supervised by an administrative authority or involved in any dispute over its ownership.
3.	The mortgagor or the pledgor violates any agreement under the mortgage contract or pledge contract or any fact stated and guaranteed is false, wrong or missed.
4.	Other situations that may endanger the mortgage right or pledge right of Party B.
(7)

The guarantee has not been established, has not become valid, is invalid, is canceled or is rescinded, the guarantor breaches the contract or forfeits its capability of guarantee in part or in whole, the guaranty is depreciated and other situations that may endanger the safety of the creditor’s right under this contract as is believed by Party B.

(8)	Other situations that may endanger the safety of the creditor’s right under this contract as is believed by Party B.
4.	Party B’s remedies

Party B shall have the right to execute one or several of the following rights in case of any situation under Paragraph 2 or Paragraph 3 of this article:

(1)	To stop the loan disbursement
(2)	To announce the loan becomes due immediately and to require Party A to repay the capital, interest and fees for all due and undue debts under this contract immediately.
(3)

In case that Party A fails to draw down and use the loan as is agreed under the contract, Party B shall have the right to require Party A to pay a penal sum that equals 100% of the amount that fails to be paid as is agreed and shall have the right to refuse Party A’s drawdown of the amount under this contract that has not been used.

(4)

In case that Party A fails to use the loan for the agreed-to purpose under this contract, interest and compound interest shall be calculated and charged for the part appropriated by Party A according to the default interest rate and the interest settlement method agreed to under this contract from the day when the loan is used for any purpose other than the purpose under this contract until the capital and interest are settled in whole.

(5)

In case that Party A fails to settle the loan in time, for the capital and interest of the loan which Party A fails to settle in time (including the capital and interest of the loan that have been announced by Party B to become overdue ahead of time in whole or in part), interest and compound interest shall be calculated and charged according to the default interest rate and the interest settlement method agreed to under this contract from the day when the loan is used for any purpose other than the purpose under this contract till the capital and interest are settled in whole. Overdue loan shall mean that Party A fails to settle the loan in time or settles to loan within the term of this plan in installment.

Before the loan becomes due, compound interest for the interest that Party A fails to settle in time shall be calculated and charged according to the default interest rate and the interest settlement method agreed to under this contract.

(6)	Other remedies, including but not limited to:
1.	Deduct an amount in RMB or in any other currencies from the account opened at the system of Hebei Rural Cooperative without prior notice.
2.	Exercise the right of guarantee.
3.	Require Party A to provide new guarantee for all the debts under this contract that meets the requirement of Party B.
4.	Rescind this contract.

Article 10: Other terms and conditions

1.	Assumption of expenses

Expenses for lawyer’s fees, insurance, evaluation, registration, safekeeping, authentication, notarization and etc. shall be assumed by Party A, unless otherwise agreed between both parties.

All the expenses incurred by Party B for the realization of the creditor’s right (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, execution fees, evaluation fees, auction fees, notarization fees, delivery fees, announcement fees, lawyer’s fees and etc.) shall be assumed by Party A.

2.	Use of Party A’s information

Party A agrees that Party B can inquire the credit status of Party A from the credit database established upon the approval of People’s Bank of China and competent credit authorities or relevant units and departments and, it further agrees that Party B can provide Party A’s information to credit databases established upon the approval of People’s Bank of China and competent credit authorities. Party A also agrees that Party B can use and disclose the information of Party A in a reasonable matter as is demanded by its business.

3.	Exigent notice for collection upon announcement

For Party A’s failure to repay the capital and interest of the loan or other situations of breach of contract, Party B shall have the right to notify relevant departments or units and issue an exigent notice for collection upon announcement via news media.

4.	Validity of the evidence recorded by Party B

Unless there is any reliable and irrefutable evidence to the contrary, internal accounting records related to capital, interest, fees and repayment records and records and vouchers incurred during the business procedures including Party A’s drawdown, repayment, interest repayment and etc. which are formulated or kept by Party B as well as records and vouchers for Party B’s exigent collection of the loan shall constitute valid evidence establishing the relationship of creditor’s right between Party A and Party B. Party B shall not propose any objection just because the foregoing records, documentations, vouchers, evidence are formulated or kept by Party B unilaterally.

5.	Reservation of rights

The rights of Party B under this contract shall not affect and exclude any right it is entitled to under laws, regulations and other contracts. Any tolerance, allowance, favorable terms or delay in the execution of this contract for breach of contract or delay shall not be deemed as the waiver of rights and benefits under this contract or permission or recognition of any violation against this contract. Further, it shall not limit, stop and impede the on-going exercise of such rights or any other rights, nor cause any obligation or responsibility that shall be assumed by Party B to Party A.

6.

Unless Party A assumes other due debts to Party B except debts under this contract, Party B shall have the right to deduct the amount in RMB or any other currencies in the account opened by Party A in the system of Hebei Rural Credit Cooperative to settle any due debt first, and Party A agrees to bring up no objection.

7.

In case that the mailing address or contact information of Party A changes, Party A shall notify Party B in writing immediately and any losses caused by the failure to notify Party B in time shall be assumed by Party A on its own.

8.	Deduction of payables

Party B shall have the right to deduct an amount in RMB or any other currencies for all payables of Party A under this contract from the account opened by Party A in the system of Hebei Rural Credit Cooperative without notifying Party A in advance.

9.	Dispute settlement

Any dispute arising during the performance of this contract shall be settled through consultation. If consultation does not work, the following method 1 shall be adopted for settlement:

1.	File a lawsuit at the people’s court in the place where the domicile of the leading cooperative is located.
2.

Submit the case to the arbitration commission in the place where the domicile of the leading cooperative is located for arbitration according to the then valid arbitration rules of the commission at the time of the application of the arbitration. The arbitration award shall be final with binding force upon both parties.

During the proceedings of the lawsuit or arbitration, the parts under this contract that is not involved in the dispute shall still be performed.

10.	Conditions for the contract to come into effect

This contract shall comes into effect upon the signature and official stamp of the legal representative (responsible person) or authorized representative of Party A and the signature and official stamp of the legal representative (responsible person) or authorized representative of Party B.

11.	This contract is made in three copies.

12.	Other agreements
(1)	_______________________________________________:
(2)	_______________________________________________:
(3)	_______________________________________________:

[seal: illegible]

Article 11: Statement

1.	Party A is well informed of Party B’s scope of business and scope of authority.
2.

Party A has already read all the terms and conditions of this contract. Party B has already provided corresponding explanation for the terms and conditions under this contract. Party A has been made fully aware of and understood the meaning of the terms and conditions under this contract and corresponding legal consequences.

3.

Obligations under this contract signed and performed by Party A are compliant with provisions under laws, administrative regulations, rules and articles of association and internal organization files of Party A and have been approved by internal authorities of Party A and/ or national authorities.

[seal: illegible]

[seal: Northern Altair] [seal: Stamp of Wei Guohua]

Party A (official stamp): _______________________________

Legal representative (responsible person) or authorized representative (signature): [illegible]

[seal: Wuan Rural Credit Cooperative Co. Ltd.]

Party B (official stamp): _______________________________

Legal representative (responsible person) or authorized representative (signature): [illegible]

[seal: Ci County Rural Credit Cooperative]

Party B (official stamp): _______________________________

Legal representative (responsible person) or authorized representative (signature): [illegible]

October 31, 2013